                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each of F.N.B. Corporation, and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints John D. Waters, its, his and her true and lawful attorney with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer's and Director's capacity or capacities as shown below, (a) a Registration Statement of F.N.B. Corporation on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of up to 3,120,667 shares of common stock, par value $2.00 per share, of F.N.B. Corporation, to be issued in exchange for shares of common stock, par value $.10 per share, of Southwest Banks, Inc., upon consummation of the proposed merger of Southwest Affiliation Corporation, a wholly-owned subsidiary of F.N.B. Corporation, with and into Southwest Banks, Inc., and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the "Registration Statement"), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of F.N.B. Corporation and said Officers and Directors hereby grants to said attorney full power and authority to do and perform each and every act and thing whatsoever as said attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as F.N.B. Corporation might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of F.N.B. Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

     IN WITNESS WHEREOF, F.N.B. Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.
                                                    F.N.B. CORPORATION
                                                       (Registrant)

                                          By:      /s/  PETER MORTENSEN

                                            ------------------------------------
                                                      Peter Mortensen
                                                   Chairman and President
                                                   Dated:  March 19, 1996

            /s/  PETER MORTENSEN               Chairman, President and Director March 19, 1996
---------------------------------------------  (Principal Executive Officer)
               Peter Mortensen


          /s/  STEPHEN J. GURGOVITS            Executive Vice President and    March 19, 1996
---------------------------------------------  Director
            Stephen J. Gurgovits


         /s/  SAMUEL K. SOLLENBERGER           Vice President and Director     March 21, 1996
---------------------------------------------
           Samuel K. Sollenberger


          /s/  WILLIAM J. RUNDORFF             Executive Vice President        March 19, 1996
---------------------------------------------
             William J. Rundorff


              /s/  JOHN W. ROSE                Executive Vice President        March 17, 1996
---------------------------------------------
                John W. Rose


             /s/  JOHN D. WATERS               Vice President and Chief        March 17, 1996
---------------------------------------------  Financial Officer (Principal
               John D. Waters                  Financial and
                                               Accounting Officer)

          /s/  W. RICHARD BLACKWOOD            Director                        March 20, 1996
---------------------------------------------
            W. Richard Blackwood


          /s/  WILLIAM B. CAMPBELL             Director                        March 20, 1996
---------------------------------------------
             William B. Campbell


           /s/  CHARLES T. CRICKS              Director                        March 19, 1996
---------------------------------------------
              Charles T. Cricks


          /s/  HENRY M. EKKER, ESQ.            Director                        March 19, 1996
---------------------------------------------
            Henry M. Ekker, Esq.


                                               Director                        March   , 1996
---------------------------------------------
              Thomas C. Elliott


            /s/  THOMAS W. HODGE               Director                        March 20, 1996
---------------------------------------------
               Thomas W. Hodge

         /s/  GEORGE E. LOWE, D.D.S.           Director                        March 20, 1996
---------------------------------------------
           George E. Lowe, D.D.S.

             /s/  PAUL P. LYNCH                Director                        March 19, 1996
---------------------------------------------
                Paul P. Lynch

            /s/  JAMES B. MILLER               Director                        March 20, 1996
---------------------------------------------
               James B. Miller

             /s/  ROBERT S. MOSS               Director                        March 20, 1996
---------------------------------------------
               Robert S. Moss

            /s/  JOHN R. PERKINS               Director                        March 19, 1996
---------------------------------------------
               John R. Perkins

            /s/  WILLIAM A. QUINN              Director                        March 22, 1996
---------------------------------------------
              William A. Quinn

            /s/  GEORGE A. SEEDS               Director                        March 20, 1996
---------------------------------------------
               George A. Seeds

           /s/  WILLIAM J. STRIMBU             Director                        March 19, 1996
---------------------------------------------
             William J. Strimbu

           /s/  ARCHIE O. WALLACE              Director                        March 25, 1996
---------------------------------------------
              Archie O. Wallace

            /s/  JOSEPH M. WALTON              Director                        March 20, 1996
---------------------------------------------
              Joseph M. Walton

            /s/  JAMES T. WELLER               Director                        March 20, 1996
---------------------------------------------
               James T. Weller

          /s/  ERIC J. WERNER, ESQ.            Director                        March 20, 1996
---------------------------------------------
            Eric J. Werner, Esq.

            /s/  DONNA C. WINNER               Director                        March 19, 1996
---------------------------------------------
               Donna C. Winner

                              RESOLUTION 2-2-96-1

                               F.N.B. CORPORATION

                  RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS
                      AT A MEETING HELD ON FEBRUARY 2, 1996
                   APPROVING MERGER WITH SOUTHWEST BANKS, INC.

                                      * * *

         WHEREAS, it is proposed that F.N.B. Corporation, a Pennsylvania corporation (the "Corporation") enter into an Agreement and Plan of Merger (as it may be amended or supplemented from time to time, the "Merger Agreement"), among the Corporation, Southwest Affiliation Corporation, a Florida corporation and a wholly-owned subsidiary of the Corporation ("SWAC"), and Southwest Banks, Inc., a Florida corporation ("Southwest"); and

         WHEREAS, it is proposed that immediately after the execution of the Merger Agreement the Corporation enter into a Stock Option Agreement between Southwest, as issuer, and the Corporation, as grantee (the "Stock Option Agreement"); and

         WHEREAS, the Merger Agreement provides for, among other things, at the Effective Time (as defined in the Merger Agreement), the merger of SWAC with and into Southwest (the "Merger") and the conversion of each outstanding share of common stock of Southwest, par value $0.10 per share ("Southwest Common Stock") into the right to receive 0.78 shares of common stock of the Corporation, par value $2 per share ("Corporation Common Stock"), as set forth in the Merger Agreement; and

         WHEREAS, at this meeting of the Board of Directors of the Corporation (the "Board of Directors"), the Board of Directors reviewed with management and the Corporation's legal and financial advisors the Merger, the terms of the Merger Agreement and Stock Option Agreement, and the transactions contemplated thereby; and

         WHEREAS, the Board of Directors finds that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Corporation and its stockholders.

         NOW, THEREFORE, BE IT:

                    [Approval of the Merger Agreement and the
                       Transactions Contemplated Thereby]

         RESOLVED, that based upon the presentations made to the Board of Directors at this meeting and upon such other matters as are deemed relevant by the Board of Directors, the Board of Directors finds that the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Corporation and its stockholders, and hereby approves and adopts the Merger, the Merger Agreement, and the Stock Option Agreement and the transactions contemplated thereby; and

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed for and on behalf of the Corporation, to execute and deliver the Merger Agreement in substantially the form attached hereto as Exhibit A, with such changes therein as the proper officers executing the same, with the advice of counsel, may approve, the execution thereof by any such officer conclusively to evidence the due authorization thereof by this Board of Directors; and

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed for and on behalf of the Corporation to execute and deliver the Stock Option Agreement, in substantially the form attached hereto as Exhibit B, with such changes therein as the proper officers executing the same, with the advice of counsel, may approve, the execution thereof by any such officer conclusively to evidence the due authorization thereof by this Board of Directors; and

                      [Creation, Issuance, and Registering
                     of Shares of Corporation Common Stock]

         FURTHER RESOLVED, that the Corporation hereby reserves, sets aside and authorizes for issuance the amount of authorized but unissued shares of Corporation Common Stock (the "Shares") necessary to be issued to consummate the transactions contemplated by the Merger Agreement (including the Shares to be reserved for issuance pursuant to the conversion of the Southwest Options (as defined in the Merger Agreement)), and that the appropriate officers of the Corporation be, and each of them hereby is, authorized and empowered to issue the Shares, or such portion thereof, as may be necessary to consummate the Merger in accordance with and pursuant to the Merger Agreement; and

         FURTHER RESOLVED, that the Corporation issue the Shares in accordance with the Merger Agreement at the Effective Time of the Merger (as set forth in the Merger Agreement); and

         FURTHER RESOLVED, that the Shares, when issued and distributed in accordance with and pursuant to the Merger Agreement, shall be fully paid and non-assessable and the holders of such Shares shall be subject to no further call or liability with respect thereto; and

         FURTHER RESOLVED, that, in connection with the issuance of the Shares pursuant to the Merger Agreement, the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 (the "Registration Statement") with respect to the Shares to be issued upon consummation of the Merger or such other form as such officers, upon advice of counsel, may determine to be necessary or appropriate to execute and file all such other instruments and documents, and to do all such other acts and things in connection with the Registration Statement, including the execution and filing of such amendment or amendments (including any post-effective amendments) thereto, as they may deem necessary or advisable to effect such filings and to procure the effectiveness of the Registration Statement (and any such post-effective amendments thereto) and to make such supplements to a prospectus for delivery to the stockholders of Southwest (the "Prospectus") forming a part of said Registration Statement as may be required or otherwise as they may deem advisable; and

         FURTHER RESOLVED, that it is desirable and in the best interests of the Corporation that the Shares to be issued in accordance with and pursuant to the Merger Agreement be qualified or registered for distribution in various states where appropriate, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to determine the states in which appropriate action shall be taken to qualify or register for distribution the Shares as such officers may deem advisable; that such officers be, and each of them hereby is, authorized, empowered and directed to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, without limitation, resolutions, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process;

and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall establish conclusively their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

         FURTHER RESOLVED, that the foregoing officers be, and each of them hereby is, authorized, empowered and directed to do any and all things which in their judgment may be necessary or appropriate in order to obtain a permit, exemption, registration or qualification for, and a dealer's license with respect to, the distribution of the Shares in accordance with and under the securities or insurance laws of any one or more of the states as such officers may deem advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all applications, reports, resolutions, consents, consents to service of process, powers of attorneys, commitments and other papers and instruments as may be required under such laws and to take any and all further action which they may deem necessary or appropriate in order to secure and to maintain such permits, exemptions, registrations and qualifications in effect for so long as they shall deem in the best interests of the Corporation; and

         FURTHER RESOLVED, that Chemical Mellon Shareholder Services be, and it hereby is, appointed Transfer Agent and Registrar for the Shares; that Chemical Mellon Shareholder Services be, and it hereby is, vested with all the power and authority as Transfer Agent and Registrar with respect to the Shares as it has heretofore been vested with for the shares of Corporation Common Stock currently issued and outstanding; and that, if determined to be necessary or advisable by the appropriate officers of the Corporation, Chemical Mellon Shareholder Services may be appointed Exchange Agent for the Merger; and

                              [Regulatory Matters]

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, on behalf of and in the name of this Corporation, to prepare, sign and file, or cause to be filed, with any applicable federal, state or foreign country regulatory or supervisory body, including, without limitation, the Board of Governors of the Federal Reserve System and all appropriate state banking, financial institutions, or insurance regulatory authorities, all applications, requests for approval, consents, interpretations, or other determinations, notices and other information and documents, and any modifications or supplements thereto, as may be necessary or convenient in connection with the Merger and the Merger Agreement and the Stock Option Agreement and the transactions contemplated thereby, together with all agreements and other information and documents required or appropriate, and any publications required, in connection therewith; and

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed for, on behalf of and in the name of this Corporation, to prepare, sign and file, or cause to be filed, with the Securities and Exchange Commission any and all statements, reports or other information concerning the Merger or related or incidental thereto, which may be deemed advisable or may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), including without limitation the Prospectus and Registration Statement, together with any other documents required or appropriate in connection therewith; and

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized in the name and on behalf of the Corporation, to take all such other actions and to execute all such documents as such officer may deem necessary or appropriate for compliance with the Securities Act, the Exchange Act, or any applicable state securities or similar laws, in connection with the transactions contemplated by the Merger Agreement; and

         FURTHER RESOLVED, that, without limiting the foregoing, the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Corporation to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, regulatory authorities and other governmental authorities necessary to consummate the transactions contemplated by the Merger Agreement, to execute personally or by attorney-in-fact any such required filings or amendments or supplements to any of the foregoing, and to cause any such required filings and any amendments thereto to become effective or otherwise approved; and

                                 [Miscellaneous]

         FURTHER RESOLVED, that the Board of Directors hereby adopts, as if expressly set forth herein, the form of any resolution required by any authority to be filed in connection with any applications, consents to service, issuer's covenants or other documents, applications, reports or filings relating to the foregoing resolutions if (i) in the opinion of the officers of the Corporation executing same, the adoption of such resolutions is necessary or desirable and
(ii) the Secretary or an Assistant Secretary of the Corporation evidences such adoption by inserting in the minutes of this meeting copies of such resolutions, which will thereupon be deemed to be adopted by the Board of Directors with the same force and effect as if presented at this meeting; and

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name of and on behalf of the Corporation, to take or cause to be taken any and all action which they may deem necessary or appropriate to communicate the position of the Board of Directors, as set forth in these resolutions, to the Corporation's stockholders, including, without limitation, the dissemination of such position by means of press releases, the taking of any such action conclusively to evidence the due authorization and approval thereof by the Board; and

         FURTHER RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Corporation, to execute and deliver or cause to be executed and delivered any and all agreements, amendments, certificates, reports, applications, notices, letters or other documents and to do or cause to be done any and all such other acts and things as, in the opinion of any such officer, may be necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions and any such action taken or any agreement, amendment, certificate, report, application, notice, letter or other document executed and delivered by them or any of them in connection with any such action shall be conclusive evidence of their or his authority to take, execute and deliver the same; and

         FURTHER RESOLVED, that all actions heretofore taken by any of the directors, officers, representatives or agents of the Corporation or any of its affiliates in connection with the Merger and any other transactions contemplated in the Merger Agreement or otherwise referred to in the foregoing resolutions be, and each of the same hereby is, ratified, confirmed and approved in all respects as the act and deed of the Corporation.

                            CERTIFICATE OF SECRETARY

     I, David B. Mogle, Secretary of F.N.B. Corporation, a Pennsylvania corporation (the "Corporation"), do hereby certify that the foregoing is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with the By-laws of the Corporation on February 2, 1996 and that said resolutions are in full force and effect and have not been amended or rescinded.

     IN WITNESS WHEREOF, I have hereupon set my hand and affixed the seal of the Corporation this 20th day of March, 1996.
                                                 /s/  DAVID B. MOGLE

                                          --------------------------------------
                                                DAVID B. MOGLE, SECRETARY